Exhibit 10.1

[EXECUTION COPY]

TIBCO SOFTWARE INC.

3303 Hillview Avenue

Palo Alto, California 94304

Dated as of April 16, 2012

Bank of America, N.A.

Agency Management

101 South Tryon Street - 15th Floor

Mail Code: NC1-002-15-36

Charlotte, NC 28255

Attention: Kelly Weaver

Each of the Lenders party to the

  Credit Agreement referred to below

LIMITED WAIVER

Ladies and Gentlemen:

We refer to the Credit Agreement, dated as of December 19, 2011 (as amended, modified, supplemented or extended from time to time, the “Credit Agreement”), by and among TIBCO Software Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company from time to time party thereto as Designated Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

The Company has informed the Administrative Agent and the Lenders that the Company intends to (a) issue, on or about April 23, 2012, up to $600,000,000 in aggregate principal amount of convertible senior unsecured notes, which issuance (such issuance, the “Debt Issuance”) will be (subject to the terms hereof) in accordance with the terms of the Credit Agreement, including, in particular, Section 7.03(k) thereof, and (b) substantially concurrently with the Debt Issuance, use the proceeds thereof in part to purchase (such purchase, together with the Debt Issuance, the “Subject Transactions”) for cash up to $150,000,000 of Equity Interests issued by the Company. In connection with the Subject Transactions, the Company has requested that the Required Lenders waive compliance with certain provisions of the Credit Agreement in order to facilitate the Subject Transactions by the Company.

By this Waiver Letter, the Required Lenders hereby waive compliance by the Company with:

(a) for the period from (and including) the Waiver Effective Date (as defined below) to (but excluding) May 18, 2012 (such period, the “Waiver Period”), clause (ii) of Section 7.03(k) of the Credit Agreement, solely in respect of any failure by the Company and its Subsidiaries to be in pro forma compliance with Section 7.11(b) of the Credit Agreement immediately after giving pro forma effect to the Subject Transactions; and

(b) on a permanent basis, clause (g)(ii)(B) of Section 7.06 of the Credit Agreement, solely in respect of any failure by the Company and its Subsidiaries to have a Consolidated Leverage Ratio of less than 2.25:1.00 immediately after giving pro forma effect to the Subject Transactions.

Without in any way limiting the foregoing waivers, the parties hereto acknowledge, understand and agree that failure by the Company and its Subsidiaries to be in pro forma compliance with Section 7.11(b) of the Credit Agreement on and as of May 18, 2012 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(b) of the Credit Agreement as though the Subject Transactions (and all repayments and/or prepayments of Indebtedness that actually occurred at any time during the Waiver Period) had been consummated as of the first day of the fiscal period covered thereby) shall constitute an immediate Event of Default.

The Company acknowledges and agrees that (a) except as expressly modified by this Waiver Letter, the Credit Agreement and each other Loan Document shall remain unchanged and shall continue in full force and effect in accordance with their terms, and this Waiver Letter shall be strictly limited to its terms with respect to the express provisions temporarily waived hereunder, and to this occasion alone and (b) no waiver or approval by any Lender hereunder shall (i) be applicable to subsequent transactions or (ii) require any other waiver (whether similar or dissimilar to the waivers granted by this Waiver Letter).

The Company further acknowledges and agrees that (a) this Agreement is not intended to, nor shall it, establish any course of dealing between the Company, the Administrative Agent and the Lenders, or any thereof, that is inconsistent with the express terms of the Credit Agreement and the other Loan Documents; (b) notwithstanding any course of dealing between the Company, the Administrative Agent and the Lenders, or any thereof, prior to the date hereof, except as set forth herein, the Administrative Agent and the Lenders shall not be obligated to make any Loan or issue any Letter of Credit, except in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents; and (c) except with respect to the limited waiver granted herein, the Administrative Agent and the Lenders shall not be under any obligation to forbear from exercising any of their respective rights or remedies upon the occurrence of any Default or Event of Default.

In order to induce the Lenders to grant the foregoing waivers, the Company hereby

(a) confirms and restates all representations and warranties contained in the Credit Agreement and the Loan Documents as of the date hereof;

(b) confirms that, as of the date hereof, no Default has occurred and is continuing; and

(c) covenants and agrees to deliver to the Administrative Agent and the Lenders, as soon as reasonably practicable following consummation of the Subject Transactions and all contemplated repayments and/or prepayments of Indebtedness with the proceeds of the Debt Issuance (and, in any event, no later than the last day of the Waiver Period), a duly completed pro forma Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company, which Compliance Certificate shall demonstrate pro forma compliance with Section 7.11 of the Credit Agreement (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(b) of the Credit Agreement as though the Subject Transactions (and all repayments and/or prepayments of Indebtedness that actually occurred at any time during the Waiver Period) had been consummated as of the first day of the fiscal period covered thereby).

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Any failure by the Company to comply on the date provided herein with the delivery requirements set forth in clause (c) above shall constitute an immediate Event of Default.

In order for this Waiver Letter to be effective, the following conditions precedent must be satisfied to the Administrative Agent’s reasonable satisfaction, in its sole discretion, on or before April 30, 2012 (the date on which all of the following conditions are satisfied, the “Waiver Effective Date”):

(a) receipt by the Administrative Agent of counterparts of this Waiver Letter duly executed by the Company and the Lenders representing not fewer than the Required Lenders; and

(b) receipt by the Administrative Agent, for the account of each Consenting Lender (as defined below), of a fee (the “Waiver Fee”) equal to 0.25% of such Consenting Lender’s ratable share of the sum of (a) U.S. Revolving Credit Facility and (b) the Global Revolving Credit Facility, in each case, in effect on the Waiver Effective Date.

The Waiver Fee shall be fully earned and payable on the Waiver Effective Date, but payable only to each such Lender that has delivered (including by way of facsimile or electronic mail) its executed signature page to this Waiver Letter to the attention of Timothy R. Ryan at Mayer Brown LLP (facsimile number: 704-377-2033; email: tryan@mayerbrown.com) at or prior to 5:00 p.m. (Pacific time) on April 11, 2012 (each such Lender that has delivered its signature page in a manner and before the time herein set forth, a “Consenting Lender”).

None of the terms, conditions or provisions contained in this Waiver Letter is intended to be enforceable or interpreted, or shall be construed, against any of the parties hereto in the event that the conditions precedent set forth above are not satisfied (or waived by the Administrative Agent and the Required Lenders) on or before April 30, 2012.

This Waiver Letter may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver Letter by facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart of this Waiver Letter.

THIS WAIVER LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Except as expressly waived by this Waiver Letter, all of the terms and provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Waiver Letter is a Loan Document executed pursuant to the Credit Agreement and shall be construed and administered in accordance with all of the terms and provisions of the Credit Agreement. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE JURY TRIAL WAIVER SET FORTH IN SECTION 10.15 OF THE CREDIT AGREEMENT IS APPLICABLE IN ALL RESPECTS TO ANY PROCEEDING RELATING IN ANY MANNER TO THIS WAIVER LETTER.

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If you are in agreement with the foregoing terms, kindly execute this Waiver Letter in the space provided below and deliver to the Administrative Agent an executed counterpart of this Waiver Letter.

Very truly yours,

TIBCO SOFTWARE INC.

By:	/s/ Sydney Carey
	Name:	Sydney Carey
	Title:	Executive Vice President and
Chief Financial Officer

THE WAIVER SET FORTH ABOVE IS

HEREBY ACKNOWLEDGED, AGREED TO AND ACCEPTED

AS OF THE DATE FIRST ABOVE WRITTEN:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Mollie S. Canup
	Name:	Mollie S. Canup
	Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Kevin M. Barton
	Name:	Kevin M. Barton
	Title:	Vice President

CITIBANK, N.A.,
as a Lender

By:	/s/ Sean Klimchalk
	Name:	Sean Klimchalk
	Title:	Vice President

UNION BANK, N.A.,
as a Lender

By:	/s/ David Hill
	Name:	David Hill
	Title:	Vice President

COMERICA BANK,
as a Lender

By:	/s/ Steve Clear
	Name:	Steve Clear
	Title:	Vice President

BANK OF THE WEST,
as a Lender

By:	/s/ Kathy Rosnor-Galitz
	Name:	Kathy Rosnor-Galitz
	Title:	SVP & Regional Manager

CALIFORNIA BANK AND TRUST,
as a Lender

By:	/s/ Sanjay Sinha
	Name:	Sanjay Sinha
	Title:	Vice President

CHINATRUST BANK (U.S.A.) ,
as a Lender

By:	/s/ Johnny Lee
	Name:	Johnny Lee
	Title:	EVP & Group Head, C&I